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                                                             EXHIBIT 5.1


                                May 15, 1997



Healthcare Recoveries, Inc.
1400 Watterson Tower
Louisville, Kentucky 40218

                 Re: Registration Statement on Form S-1 Relating to Common Stock, par value $.001 per share, of Healthcare Recoveries, Inc.

Gentlemen:

         We have acted as counsel for Healthcare Recoveries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 9,800,000 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), to be sold by Medaphis Corporation ("Medaphis"), the sole stockholder of the Company, to the underwriters ("U.S. Underwriters") named in the Registration Statement pursuant to an U.S. Underwriting Agreement and to the managers (the "Managers") named in the Registration Statement pursuant to an International Underwriting Agreement, the form of which have been filed as Exhibit 1.1 to the Registration Statement (collectively, the "Underwriting Agreements").

         Such 9,800,000 shares include (i) 7,840,000 shares to be offered in the United States and Canada under the U.S. Underwriting Agreement (the "Firm U.S. Shares"), and (ii) 1,960,000 shares to be offered outside of the United States under the International Underwriting Agreement (the "Firm International Shares"). Up to an additional 1,176,000 shares of Common Stock may be purchased by the U.S. Underwriters upon the exercise of an over-allotment option granted to the U.S. Underwriters by the Company under the U.S. Underwriting Agreement (the "Additional U.S. Shares"). Also, up to an additional 294,00 shares of Common Stock may be purchased by the Managers upon the exercise of an over-allotment option granted to the Managers by the Company under the International Underwriting Agreement (the "Additional International Shares").

         As counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.
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         Based upon the foregoing, we are of the opinion that:

                 (i) The Firm U.S. Shares to be sold by Medaphis pursuant to the U.S. Underwriting Agreement when sold in accordance with the terms set forth in the U.S. Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable; and

                 (ii) The Additional U.S. Shares to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement when issued in accordance with the terms set forth in the U.S. Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable; and

                 (iii) The Firm International Shares to be sold by Medaphis pursuant to the International Underwriting Agreement when sold in accordance with the terms set forth in the International Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable; and

                 (iv) The Additional International Shares to be issued and sold by the Company pursuant to the International Underwriting Agreement when issued in accordance with the terms set forth in the International Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of Georgia and, accordingly, do not purport to be experts on or to express any opinion herein concerning any law other than the laws of the State of Georgia, the corporate laws of the State of Delaware, and the federal laws of the United States.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                      Very truly yours,


                                      /s/ KING & SPALDING
                                      -------------------
                                      King & Spalding